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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                FILED PURSUANT TO SECTION 12, 13, OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): July 7, 1999




                           JEVIC TRANSPORTATION, INC.
                           --------------------------
                 (Exact name of issuer as specified in charter)




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           NEW JERSEY                   000-23095              23-2373402
 (State or other Jurisdiction of       Commission           (I.R.S. Employer
 Incorporation or Organization)        File Number       Identification Number)
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                    700 CREEK ROAD, DELANCO, NEW JERSEY 08075
                    (Address of principal executive offices)


                                 (609) 461-7111
              (Registrant's telephone number, including area code)



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ITEM 1.        CHANGES IN CONTROL OF REGISTRANT

         CONSUMMATION OF THE TENDER OFFER

         This Report relates to the tender offer (the "Tender Offer") disclosed in a Tender Offer Statement on Schedule 14D-1, dated June 9, 1999 (the "Schedule 14D-1"), filed with the Securities and Exchange Commission by Yellow Corporation, a Delaware corporation ("Parent"), and its wholly-owned subsidiary JPF Acquisition Corp., a New Jersey corporation (the "Purchaser"), to purchase all of the outstanding shares of Common Stock, no par value, and Class A Common Stock, no par value (collectively, the "Shares"), of Jevic Transportation, Inc., a New Jersey corporation (the "Company"), at a price of $14.00 per Share in cash. The Tender Offer was commenced pursuant to an Agreement and Plan of Merger, dated as of June 6, 1999 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company. The Tender Offer and the Merger Agreement are described in the Company's Schedule 14D-9, dated June 9,1999 (as amended, the "Schedule 14D-9") and filed with the Securities and Exchange Commission, which
Schedule 14D-9 is incorporated herein by reference.

         The Tender Offer expired at 12:00 midnight (New York City time) on Wednesday, July 7, 1999. On July 8, 1999, the Purchaser accepted for payment 10,553,167 Shares (representing approximately 98.6% of the outstanding Shares).

         Following the consummation of the Tender Offer, the Merger Agreement provides that, subject to the terms and conditions thereof, and in accordance with the Corporation Law of the State of New Jersey, at the time the merger becomes effective in accordance with applicable law (the "Effective Time"), the Purchaser will be merged with and into the Company (the "Merger"). The Merger is expected to be completed on July 9, 1999. As a result of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the surviving corporation. At the Effective Time, each Share issued and outstanding prior to the Effective Time which was not purchased in the Tender Offer (approximately 152,000 Shares) shall be converted into the right to receive $14.00 in cash, the per Share price paid in the Tender Offer.


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         Based on information contained in the Schedule 14D-1, the total amount of funds required to purchase the Shares pursuant to the Tender Offer and to consummate the Merger, to refinance indebtedness of the Company which may become payable as a result of the Tender Offer and the Merger, and to pay fees and expenses related to the Tender Offer and the Merger will be approximately $220.0 million. According to the Schedule 14D-1, the Purchaser plans to obtain all funds needed for the Tender Offer and Merger from Parent.

         The Schedule 14D-1 states that Parent intends to obtain these funds by borrowing from an existing $300 million revolving credit facility created under a credit agreement by and among Parent, NationsBank, N.A., individually and as documentation agent, the First Union National Bank of Chicago, individually, as issuer and as agent and the several lenders from time to time parties thereto (as defined therein) dated as of September 24, 1997 (the "Credit Agreement"). According to the Schedule 14D-1, Parent may elect to obtain a portion of such funds from an asset-backed securitization agreement involving Parent's accounts receivable (the "Receivables Purchase Agreement"). The Schedule 14D-1 states that: (i) Parent does not consider that there are any conditions or restrictions that would limit it from obtaining these funds under the Credit Agreement or the Receivables Purchase Agreement, (ii) such borrowings may be repaid by Parent from time to time, in whole or in part, from internally generated funds or from the proceeds of other borrowings, and (iii) the Receivables Purchase Agreement terminates on August 1, 1999. The Tender Offer is not conditioned upon obtaining financing.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits

        2.1 Agreement and Plan of Merger, dated as of June 6, 1999, by and among Parent, the Purchaser and the Company. (1)





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     (1)  Previously filed as Exhibit 1 to the Company's Schedule 14D-9 and incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JEVIC TRANSPORTATION, INC.


Date: July 8, 1999                      By:      /s/ Harry J. Muhlschlegel
                                             --------------------------------
                                               Harry J. Muhlschlegel
                                               Chief Executive Officer